Exhibit 10.34

FORM OF MANAGEMENT SUBSCRIPTION AGREEMENT

Management Subscription Agreement, dated as of January     , 2005 (this “Agreement”), among ALH Holding Inc., a Delaware corporation (the “Company”), and the signatories hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company has entered into a Unit Purchase Agreement, dated as of December 7, 2004, as the same shall be amended from time to time, with Alliance Laundry Holdings LLC and the Sellers (as defined therein) (the “Unit Purchase Agreement”);

WHEREAS, certain Purchasers (the “Rollover Sellers”) hereunder for whom an amount is indicated opposite such Rollover Seller’s name (the “Rollover Amount”) on such Rollover Seller’s respective signature page hereto, shall exchange units of Alliance Laundry Holdings LLC for shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company (such shares, the “Rollover Shares”) as provided herein;

WHEREAS, pursuant to the ALH Holding Inc. Stock Purchase and Rollover Investment Plan, each of the Purchasers desires to subscribe for, and the Company desires to make available for purchase, (i) those shares of the Company’s Common Stock, par value $.01 per share (the “ Investment Shares”) and (ii) with respect to Purchasers who are Rollover Sellers, the Rollover Shares (together with the Investment Shares, the “Shares”), indicated as being subscribed for by each Purchaser on such Purchaser’s respective signature page hereto, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the parties hereto agree as follows:

1. Purchase and Sale of the Shares.

(a) General. Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties contained herein, each Purchaser hereby subscribes for and agrees to purchase, and the Company hereby agrees to sell to each such Purchaser for such Purchaser’s own account, the number of Investment Shares and Rollover Shares set forth opposite such Purchaser’s name on such Purchaser’s signature page hereto.

Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to sell any of the Shares to any Purchaser who is a resident of a jurisdiction in which the sale of Shares to such Purchaser would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction.

(b) Purchase Price. The purchase price per Share shall be $100.00.

(c) Consideration. At the Closing (as defined below), each Purchaser shall purchase, as the case may be, (i) the Investment Shares for the aggregate amount set forth as “Cash Consideration for Investment Shares” opposite such Purchaser’s name on such Purchaser’s respective signature page hereto (the “Investment Consideration”), and (ii) the Rollover Shares, in the case of the Rollover Sellers, for the Rollover Amount set forth opposite such Purchaser’s name on such Purchasers’ respective signature page hereto (such Rollover Amount, together with the Investment Consideration, the “Consideration”). Upon verbal notice by the Company to the applicable Purchasers, (A) the Investment Consideration shall be paid by each applicable Purchaser two business days prior to the Closing in cash to an escrow account (payable by wire transfer of immediately available funds) and such funds in the escrow account shall be released to the Company on the Closing Date (as defined below) and (B) the Rollover Amount shall be deemed paid by each applicable Purchaser to the Company at the Closing pursuant to a reduction of the amount payable to each such Rollover Seller under the Unit Purchase Agreement by their respective Rollover Amounts. If the Closing hereunder does not occur within 10 business days after the deposit of funds into the escrow account, any amounts then held in the escrow account shall be returned to the applicable Purchasers.

2. Closing.

(a) Time and Place. The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held at the same place and at the same time as the closing under the Unit Purchase Agreement (the “Closing Date”).

(b) Delivery by the Company. At the Closing, against delivery of the Consideration by each Purchaser and the release of the funds held in the escrow account to the Company pursuant to Section 1(c) hereof, the Company will deliver to each such Purchaser (i) a stock certificate registered in such Purchaser’s name and representing the number of Shares purchased by such Purchaser, which certificates shall bear the legends set forth in the Stockholders Agreement, dated as of the Closing Date (as the same shall be amended from time to time, the “Stockholders Agreement”), among the Company, Ontario Teachers’ Pension Plan Board (“OTPP”) and the Purchasers, and (ii) a signature page to the Stockholders Agreement executed by the Company.

(c) Delivery by the Purchasers. At the Closing, each of the Purchasers will deliver (i) the Consideration as provided in Section 1(c) and (ii) a signature page to the Stockholders Agreement executed by such Purchaser.

(d) Conditions Precedent. The obligation of the Purchasers under this Agreement to purchase the Shares, and the obligation of the Company under this Agreement to sell the Shares, are both subject to the conditions that the closing under the Unit Purchase Agreement shall have occurred or shall be occurring.

3. Purchaser’s Representations, Warranties and Covenants.

(a) Investment Intention and Restrictions on Disposition. Each Purchaser represents and warrants that such Purchaser is acquiring the Shares solely for such Purchaser’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof. Each Purchaser agrees that such Purchaser will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Shares) or any interest therein or any rights relating thereto, except in compliance with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the “Act”), all applicable state or foreign securities or “blue sky” laws and the Stockholders Agreement, as the same shall be amended from time to time. Any attempt by a Purchaser, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Shares, or any interest therein, or any rights relating thereto, without complying with the provisions of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, dated as of the Closing Date (as the same shall be amended from time to time, the “Registration Rights Agreement”), among the Company, OTPP and each of the other parties thereto, shall be void and of no effect.

(b) Securities Laws Matters. Each Purchaser acknowledges receipt of advice from the Company that (i) the Shares have not been registered under the Act or qualified under any state or foreign securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Shares, (iii) the Shares must be held indefinitely and such Purchaser must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Act (“Rule 144”) is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Shares without registration will require the availability of an exemption under the Act, (vii) restrictive legends in the form set forth in the Stockholders Agreement shall be placed on the certificate representing the Shares and (viii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

(c) Ability to Bear Risk. Each Purchaser represents and warrants that (i) such Purchaser’s financial situation is such that such Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period and (ii) such Purchaser can afford to suffer the complete loss of such Purchaser’s investment in the Shares.

(d) Access to Information; Sophistication; Lack of Reliance. Each Purchaser represents and warrants that (i) such Purchaser is familiar with the business and financial condition, properties, operations and prospects of the Company and that such Purchaser has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the purchase of the Shares and to obtain any additional information that such Purchaser deems necessary, (ii) such Purchaser’s knowledge and experience in financial and business matters is such that such Purchaser is capable of evaluating the merits and risk of the investment in the Shares, (iii) such Purchaser has carefully reviewed the terms and provisions of the Stockholders Agreement and the Registration Rights Agreement and has evaluated the restrictions and obligations contained therein. In furtherance of the foregoing, each Purchaser represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to such Purchaser by or on behalf of the Company, except for those representations and warranties contained in Section 4 of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, (ii) such Purchaser has relied upon such Purchaser’s own independent appraisal and investigation, and the advice of such Purchaser’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company, (iii) such Purchaser has carefully reviewed the ALH Holding Stock Purchase and Rollover Investment Plan and (iv) such Purchaser will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company.

(e) Accredited Investor. Each Purchaser represents and warrants that the information provided with respect to whether such Purchaser is an “accredited investor”, as such term is defined in Rule 501(a) promulgated under the Act, on such Purchaser’s signature page hereto is accurate and complete as of the date hereof.

(f) Due Execution and Delivery. Each Purchaser represents and warrants that (i) such Purchaser has duly executed and delivered this Agreement, (ii) all actions required to be taken by or on behalf of the Purchaser to authorize such Purchaser to execute, deliver and perform such Purchaser’s obligations under this Agreement, the Stockholders Agreement and the Registration Rights Agreement have been taken and this Agreement constitutes and, upon execution thereof, the Stockholders Agreement and the

Registration Rights Agreement will constitute such Purchaser’s legal, valid and binding obligations, enforceable against such Purchaser in accordance with their respective terms, (iii) the execution and delivery of this Agreement, the Stockholders Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby in the manner contemplated hereby and thereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any statute, law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to such Purchaser or by which the Purchaser or any material portion of such Purchaser’s properties is bound, and (iv) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Purchaser in connection with the execution and delivery of this Agreement, the Stockholders Agreement or the Registration Rights Agreement or the performance of such Purchaser’s obligations hereunder or thereunder.

4. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the execution and delivery of this Agreement, the Stockholders Agreement and the Registration Rights Agreement, the performance of the Company’s obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action on the part of the Company, (iii) this Agreement has been duly and validly executed by the Company and constitutes, and the Stockholders Agreement and the Registration Rights Agreement when executed by the Company will constitute, the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally, and (iv) the Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created by the Purchaser or pursuant to this Agreement, the Stockholders Agreement or the Registration Rights Agreement or otherwise in connection with the transactions contemplated hereby and thereby.

5. Miscellaneous.

(a) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b) Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(c) Amendments. This Agreement may be amended, modified or supplemented only by the written agreement of the parties hereto.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company without the prior written consent of a majority in interest of the Purchasers or by any Purchaser without the prior written consent of the Company.

(e) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Delaware, without giving effect to the choice of law principles thereof.

(f) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail with postage prepaid, (iii) sent by next-day or overnight mail or delivery or (iv) sent by fax, as follows:

(A)	If to the Company, to it at:

ALH Holding Inc.

c/o Ontario Teachers’ Pension Plan board

5650 Yonge Street

Toronto, Ontario M2M 4H5

Fax No.: (416) 730-3771

Attn: General Counsel

Fax No.: (416) 730-5082

Attn: Lee Sienna

Shael J. Dolman

with copies to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Fax: (212) 909-6836

Attn: Margaret A. Davenport

and:

Alliance Laundry Systems LLC

Shepard Street, P.O. Box 990

Ripon, Wisconsin 54971-0990

Fax: (920) 748-4334

Attn: Scott L. Spiller

(B)	If to a Purchaser, to such Purchaser’s attention at:

c/o Alliance Laundry Systems LLC

Shepard Street, P.O. Box 990

Ripon, Wisconsin 54971-0990

Fax: (920) 748-4429

or to such other person or address as the Purchaser shall specify by notice in writing to the Company.

All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(g) Headings. The headings contained herein are for convenience and shall not control or affect the meaning or interpretation of any provision hereof.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same agreement.

(i) Termination. In the event the Unit Purchase Agreement is terminated, this Agreement shall automatically terminate.

(j) Severability. In case any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected thereby.

(k) Entire Agreement. This Agreement, together with the Stockholders Agreement, the Registration Rights Agreement and the Unit Purchase Agreement, shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements, arrangements, understandings, documents, instruments and communications, whether written or oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Company and each of the Purchasers have executed this Agreement as of the date first set forth above.

ALH HOLDING INC.

By:
Name:
Title:

Total Number of Shares:	«Total_Shares»	PURCHASER:
Total Investment:	«Total_Investment»
Number of Rollover Shares:	«Rollover_Shares»
Rollover Amount:	«Rollover_Investment»	«Name»
Number of Investment Shares:	«Investment_Shares»	«Address»
Cash consideration for Investment Shares:	«Cash_Investment»

I. The above named Purchaser hereby represents and warrants that the following statements are applicable as indicated to such Purchaser in connection with its determination of its status as an “accredited investor” as defined in Rule 501(a) of Regulation D under the Act. (Please check yes or no for each statement below)

The Purchaser either:

• has an individual net worth* or joint net worth with such Purchaser’s spouse, in excess of $1,000,000, or	☐ Yes	☐ No

(Please check either yes or no)

•      has had an individual income in excess of $200,000 in each of 2003 and 2004 or joint income with such Purchaser’s spouse in excess of $300,000 in each of 2003 and 2004, and such Purchaser has a reasonable expectation of reaching the same income level in 2005, or

	☐ Yes	☐ No
(Please check either yes or no)

• is an executive officer of the Company or its subsidiaries.	☐ Yes	☐ No

(Please check either yes or no)

II. Pursuant to Section 3(e) of this Agreement, the above named Purchaser hereby represents and warrants that such Purchaser:

☐	is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Act. (Check this box if you have checked “yes” to any of the statements above)

☐	is not an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Act. (Check this box if you have checked “no” to all of the statements above)

*	“Net worth” means the excess of total assets over total liabilities (inclusive of the value of home, home furnishings and automobiles).